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                                                                   Exhibit 10.29

                           CYTATION.COM INCORPORATED

     In consideration of the agreement of CYTATION.COM INCORPORATED (together with CollegeLink.com Incorporated, its wholly-owned subsidiary, (the "Company") to retain Bruce Sundlun as an independent consultant ("Consultant") to provide the services for the term and at the compensation rate specified below, Consultant agrees with the Company as follows:

     1. Performance of Services. Consultant will perform in a professional and expeditious manner all services for the Company which the Company and Consultant mutually agree should be performed by it. Consultant will report the progress of all such work upon request of the Company. The services to be performed shall consist generally of utilizing Consultant's relationships generated during his terms as Governor of the State of Rhode Island and otherwise in furtherance of the Company's business. In particular in the near term, the services shall include assisting the Company to improve substantially and expand its relationship with The College Board and its affiliates (collectively, "TCB").

     2. Term. The term of this Agreement shall be for one year.

     3. Compensation. The Company will pay compensation to Consultant at the rate of $5,000 per month. Consultant will be entitled to reimbursement of previously approved expenses monthly in arrears upon submission of receipts and expense vouchers to the Company. In addition, Consultant shall be entitled to a cash payment of $75,000 upon the execution of an agreement by the company and TCB which provides that the Company shall be the exclusive provider of electronic and online college applications for TCB.

     Consultant will also be entitled to an option to purchase 25,000 shares of the Company's common stock at a per share exercise price of $5.00. The option grant shall be in the form customarily used by the Company and shall be executed and delivered upon Consultant's execution of this Agreement.

     4. Independent Contractor. In furnishing services, Consultant will at all times be acting as an independent contractor. As such, Consultant will not by reason this Agreement or its services hereunder be entitled to participate in or to receive any benefit or right under any of the Company's employee stock, benefit or welfare plans. Consultant agree to report its compensation from the Company as income from self employment and to pay all self employment and other taxes required by law to be paid with respect to such compensation as and when the same shall become due and payable.

     5. Personal Services of Consultant. Consultant agrees to provide his services exclusively to perform this agreement, except as otherwise agreed to in writing by the Company.

     6. Insurance. Consultant agrees to insure itself, and any consultant or other person furnished by it, with all necessary insurance, including, but not limited to, workmen's

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     compensation, disability, unemployment and general liability insurance, the amounts and coverage of which shall be in compliance with all the applicable laws and sufficient adequately to compensate each such person for any and all injury, loss or damage which may result from or arise out of its performance of services under this Agreement. Consultant agrees further to indemnify and hold the Company harmless from and against any such injury, loss or damage and to defend, at its own expense, any action, claim or proceeding for such injury, loss or damage brought by any such persons against the Company.



     7. Company-Furnished Information, Materials and Equipment. All information, materials or equipment furnished by the Company to Consultant or acquired at the Company's expense by Consultant (herein collectively "Company-furnished information") shall be and remain the sole property of the Company.



     8. Confidentiality. During and after the term of this Agreement, Consultant shall not, without first obtaining the written consent of the Company, divulge or disclose to anyone outside the Company, whether by private communication or by public address or publication, or otherwise, any information not already lawfully available to the public concerning any and all Company-furnished information, any or all information acquired by Consultant during the course of its consulting services from or pertaining to any business or licensors or customers of the Company, and any and all Consultant work-product which is maintained in secrecy or confidence by the Company or by any person or entity affiliated with the Company by employment, ownership, participation in a joint venture, licensing arrangement, contract or otherwise.



     9. Trade Secrets. Consultant will not, during the term of service to the Company or thereafter, disclose to others or use for its own benefit any trade secrets acquired from the Company, its customers, suppliers, consultants or affiliates, except to the extent that the disclosure of such trade secrets is necessary to perform its duties and fulfill its responsibilities as a consultant to the Company. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products under development, production methods and processes, sources of supply, materials used in manufacture, customer lists, costs of parts and materials, business and marketing plans, and information concerning the filing or pendency of patent applications.)



     10. Conflict of Interest. Consultant agrees that it shall be its responsibility to recognize, disclose and avoid any situation which might, either directly or indirectly, adversely affect its judgment in acting for the Company or which might otherwise involve a conflict between personal interest and the interests of the Company.



     11. Entire Agreement and Amendment. This Agreement fully expresses the entire and only agreement between the Company and Consultant respecting its services as a consultant. All prior and collateral understandings, agreements and promises with respect thereto are merged into this Agreement. Consultant understands that this Agreement may not be modified, waived, or extended unless agreed to in writing by an authorized officer of the Company.

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     12.  Entire Agreement and Amendment. This Agreement fully expresses the entire and only agreement between the Company and Consultant respecting its services as a consultant. All prior and collateral understandings, agreements and promises with respect thereto are merged into this Agreement. Consultant understands that this Agreement may not be modified, waived, or extended unless agreed to in writing by an authorized officer of the Company.

     13. Applicable Law. This Agreement shall be construed, interpreted and applied in accordance with the substantive laws of the State of Rhode Island.

     14. Notice. Any written notice to be given under the Agreement must be delivered in person or given by registered or certified mail:

               If to the Company, to:   Cytation.com Incorporated
                                        55 Hammarlund Way
                                        Newport, RI 02842
                                        Attention: Richard A. Fisher

               If to Consultant, to:    Honorable Bruce Sundlun
                                        c/o University of Rhode Island Library
                                        15 Lippitt Road
                                        Kingston, RI 02881

     15. Assignment. Consultant agrees not to assign or delegate any right or obligation under this Agreement.


Dated: October 13, 1999

/s/ Bruce Sundlun
------------------------------
Bruce Sundlun       10/14/99
                                        Accepted and agreed to:

                                        CYTATION.COM INCORPORATED



                                        By:   /s/ Richard A. Fisher
                                            ----------------------------
                                            Chairman and General Counsel


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